                          STOCK REDEMPTION AGREEMENT

     THIS AGREEMENT dated April 9, 1996, is between JOHN W. ERWIN
("Stockholder"), stockholder in West Telemarketing Insurance Agency, Inc. ("The Corporation"), GARY and MARY WEST or either of them ("Wests") and TROY EADEN ("Eaden"). The Parties to this Agreement want to provide for continuity and harmony in the management and policies of The Corporation by:

          (a)  Restricting the involuntary transfer of Stock;

          (b)  Restricting the voluntary transfer of Stock;

          (c) Providing for the purchase of a deceased, disabled or terminated Stockholder's stock;

          (d) Providing for the purchase of Stockholder's Stock at the Wests' and Eaden's option.

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL UNDERTAKINGS BY THE PARTIES HERETO, IT IS AGREED AS FOLLOWS:

     1.  Definitions.

      The following terms used in this Agreement shall be defined as follows unless the context clearly indicates some other definition:

          (a) The "Seller" shall be (1) the selling Stockholder, or (2) his personal representative, guardian, conservator or trustee.

          (b)  The "Closing Date" shall be a time determined by the Wests.

          (c) The "Stock" includes all of the rights, title and interest which a Stockholder has in the capital Stock and in options to acquire capital Stock of the Corporation.

     2.  Restrictions on Transfer of Stock.

          (a)  Restriction on Voluntary Transfer.
               ---------------------------------

      Stockholder shall not, during his lifetime, assign, sell, encumber, dispose of or transfer all or any portion of his Stock of The Corporation without first offering to sell his Stock to the Wests and Eaden at the price and terms provided for in this Agreement. Any Stock not purchased by the Wests and/or Eaden within ninety (90) days after receipt of the written offer and a statement of intention to transfer including the name and address of the prospective purchaser or donee and the terms of such transfer accompanied by a copy of any written offer, contract or agreement, may be encumbered or transferred to the designated purchaser or donee for sixty (60) days, after expiration of the ninety (90) day period, but shall not thereafter be encumbered or transferred without again complying with the provisions of this section.
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          (b)  Restriction on Involuntary Transfer.
               -----------------------------------

     If any portion of the Stock held by Stockholder should be sold to satisfy his debt, the Wests and Eaden shall have the right for ninety (90) days after being notified of the sale and sales price to purchase that Stock at the price and terms provided for in this Agreement. Any purchaser at any such involuntary sale shall take such Stock subject to all the terms and conditions of this Agreement.

          (c)  Agreement for Redemption Upon Death, Disability or Termination.
               --------------------------------------------------------------

               (1) On the death or termination of a Stockholder's employment by The Corporation, the Wests and Eaden shall have the irrevocable option to purchase the Stockholder's Stock at the price and terms provided for in this Agreement. In the event of the exercise of such option, the Stockholder shall be obligated to sell to the Wests and Eaden, all of the Stock owned by him. Within sixty (60) days after the date of the Stockholder's death or termination of employment, directorship and office with The Corporation the Wests and Eaden may exercise their option to purchase the Stockholder's Stock by written notice to the personal representative of the Stockholder's estate or, if applicable, his trustee.

               (2) At such time as Stockholder is determined to be permanently disabled, he or another Seller, as the case may be, shall sell his Stock to the Wests and Eaden at the price and terms provided for in this Agreement; and the Wests and Eaden shall purchase the disabled Stockholder's Stock at the same price and terms. A Stockholder shall be determined to be permanently disabled at such time as a physician appointed by the Wests determines in his/her best judgment that the Stockholder, by reason of illness or physical disability, is no longer able to carry out his responsibilities as an employee, director or officer of The Corporation similar to that in which he has been employed in the past, and there is no reasonable likelihood that the Stockholder will recover from this disability within a reasonable period of time.

          (d)  Wests Options to Purchase At Any Time.
               -------------------------------------

     The Wests shall have an irrevocable option to purchase the Stock of the Stockholder in The Corporation at any time they desire. This option shall be exercised by the Wests upon written notice to the Stockholder and shall be effective upon receipt of notice.

     3. Purchase Price.

     The Wests shall have the option to purchase eighty-five percent (85%) of the shares of the Seller's Stock for the aggregate purchase price of One Dollar ($1.00). Eaden shall have the option to purchase fifteen percent (15%) of the shares of the Seller's Stock for the aggregate purchase price of One Dollar ($1.00).

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  4. Additional Stock Included.

  This Agreement shall pertain to and cover any and all shares of Stock of The Corporation which may hereafter be held by stockholder.

  5. Endorsement on Certificate.

  Each certificate representing the stock of The Corporation shall have imprinted thereon a legend in substantially the following form:

          The capital stock of West Telemarketing Insurance Agency, Inc. Represented by this certificate is subject to and governed by the terms and conditions of that certain Stock Redemption Agreement dated April 9, 1996, a copy of which is on file at the office of the corporation. No transfers of this stock shall be made except in compliance with this Agreement.

  6. Agreement Controls Transfer of Shares.

  None of the Stock shall be transferred upon the books of The Corporation nor shall any sale or transfer or other disposition be effective, unless and until all of the terms and conditions of this Agreement are first complied with, and in case of violation of this Agreement by the attempted transfer of the Stock without compliance with the terms hereof, the person or persons for whose benefit these options are provided shall have the right to compel the holder or transferee to execute all documents necessary to maintain that status in a timely manner.

  7. Notices.

  Except as otherwise provided, all notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or when deposited in the mail by certified or registered mail to each Stockholder, at his address set forth in the records of the Corporation, to the Wests and Eaden at 9910 Maple Street, Omaha, Nebraska or to such other address as any party shall designate to the other parties in writing.

  8. Governing Law.

  The terms and conditions of this Agreement shall be governed and construed in accordance with the internal laws of the State of Nebraska applicable to contracts made and performed in Nebraska.

  9. Modification.

  No change or modification of this Agreement shall be valid unless same shall be in writing and signed by all the parties hereto.

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     10. Additional Documents.

     Any part hereto shall deliver to any other party upon request any documents reasonably needed to effect the intent and purposes of this Agreement.

     11. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one Agreement.

     IN WITNESS WHEREOF, the parties hereunto have executed this Agreement on the date first above written.

                              /s/ John W. Erwin
                              -----------------------------------------------
                              JOHN W. ERWIN, Stockholder

                              /s/ Gary West
                              -----------------------------------------------
                              GARY WEST

                              /s/ Mary West
                              -----------------------------------------------
                              MARY WEST

                              /s/ Troy Eaden
                              -----------------------------------------------
                              TROY EADEN

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